Exhibit 4.2

BRIGHTSOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

DECEMBER 28, 2010

-i-

TABLE OF CONTENTS

(continued)

-ii-

BRIGHTSOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of the 28th day of December, 2010, by and among BrightSource Energy, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor”, and amends and restates that certain Amended and Restated Investors’ Rights Agreement, dated February 2, 2010, by and among the Company and certain of the Investors, as amended (the “Prior Agreement”).

RECITALS

A.      The Company and the Investors are parties to the Series E Preferred Stock Purchase Agreement dated December 28, 2010 (the “Purchase Agreement”). In order to induce the Investors to purchase Series E Preferred Stock and invest funds in the Company pursuant to the Purchase Agreement, the Company hereby agrees that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

B.      Pursuant to Section 3.4 of the Prior Agreement, this Agreement is being executed by the Company and the holders of a majority of the Registrable Securities currently outstanding, thereby permitting the Prior Agreement to be amended and restated in its entirety by this Agreement.

AGREEMENT

The parties hereby agree as follows:

1.      Registration Rights. The Company and the Investors covenant and agree as follows:

1.1      Definitions. For purposes of this Section 1:

  (a)  “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership or limited partnership that shares the same management company, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

  (b)      “Board of Directors” means the Company’s Board of Directors;

(c)      “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(d)      “Excluded Registration” means a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered;

(e)       “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(f)      “Holder” means any Investor owning or having the right to acquire Registrable Securities or any assignee thereof receiving such shares in accordance with Section 1.12 of this Agreement;

(g)      “Investor Directors” shall have the same meaning as set forth in the Restated Certificate;

(h)      “Major Investor” means each Investor holding at least (x) 241,545 shares of Registrable Securities or (y) 114,285 shares of Registrable Securities issued or issuable upon conversion of the Series E Preferred Stock, subject to splits, combinations, reclassifications and the like. A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds;

(i)      “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock prior to or in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant Article IV(B)(4)(b)(i) of the Restated Certificate;

(j)      “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(k)      “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock held by the Holders and any assignee thereof in accordance with Section 1.12 of this Agreement, (ii) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock issuable or issued upon exercise of those certain warrants dated August 28, 2006 to funds affiliated with VantagePoint Venture Partners (“VPVP”), (iii) the shares of Common Stock issued under and pursuant to the terms of the Series D Preferred Purchase Agreement, dated February 2, 2010 by and

2

between the Company and certain Investors, as amended, (iv) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock issuable or issued upon exercise of that certain warrant dated December [•], 2010 to Hercules Technology Growth Capital, Inc., and (v) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii) and (iv); excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 1.15 of this Agreement;

  (l)      The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

  (m)      “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

  (n)      “SEC” means the Securities and Exchange Commission; and

  (o)      “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2      Request for Registration.

  (a)      If the Company shall receive at any time after the earlier of (i) February 15, 2012, or (ii) six months after the effective date of the Qualified IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting commissions and discounts, would exceed $10,000,000), then the Company shall, within 20 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.

  (b)      If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of

3

the Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

  (c)      Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(iii) more than once in any 12-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a Qualified IPO or an Excluded Registration).

  (d)      In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

  (i)      After the Company has effected two (2) registrations pursuant to this Section 1.2 provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 1.5 (a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

  (ii)      During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is not the initial public offering of the Company’s securities, in which case, ending on a date 90 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective; or

4

(iii)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3      Company Registration.

  (a)      If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, use all reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered.

  (b)      The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4      Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 25% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders (or a lesser percent if the anticipated aggregate offering price, net of underwriting commissions and discounts, would exceed $10,000,000), the Company will:

  (a)      promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

  (b)      use all reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the

5

President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

  (c)      Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5      Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

  (a)      Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

  (b)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

  (c)      Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

6

  (d)      Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

  (e)      Use all reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

  (f)      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

  (g)      Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

  (h)      Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

  (i)      Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

  (j)      Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

1.6      Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the

7

registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

1.7      Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, up to a maximum of $50,000, selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be.

1.8      Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by all such selling stockholders based on the advice of the managing underwriter) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or

8

corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9      Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

  (a)      To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder the partners, members, officers, directors, legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, partner, member, officer, director, agent, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, partner, member, officer, director, agent, underwriter or controlling person.

9

  (b)      To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

  (c)      Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

  (d)      If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such

10

loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

  (e)      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

  (f)      The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11    Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

  (a)      make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

  (b)      take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

  (c)      file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

  (d)      furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days

11

after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 50,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than 50,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliated Fund, (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand

12

registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14    Lock-Up Agreement.

  (a)      Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2711 of the Financial Industry Regulatory Authority, Inc.) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

  (b)      Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all beneficial owners of 1% or more of Company’s outstanding voting securities enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act; provided that if any officer, director or beneficial owner of 1% or more of the Company’s outstanding voting securities is granted an early release with respect to all or a portion of the securities held by such holder from such holder’s lock-up agreement, then all Major Investors shall also be granted an early release from their obligations hereunder on a pro-rata basis.

  (c)      Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

  (d)      Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

  (e)      Legend. Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE

ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS

13

(SUBJECT TO CERTAIN EXTENSIONS) AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.15    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2.      Covenants of the Company.

2.1      Delivery of Financial Statements. The Company shall deliver to each Major Investor and each of its Affiliated Funds (other than a Major Investor or Affiliated Fund reasonably deemed by the Company to be a competitor of the Company):

  (a)       as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (or such longer period of time as may be authorized by the Board of Directors), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

  (b)      within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, and for each Major Investor, a monthly tracking report in a form provided to the Company by such parties; and

  (c)      as soon as practicable, but in any event prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company.

2.2      Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s

14

affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3      Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor and each of its Affiliated Funds a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). In addition, the Company shall not authorize or issue to an Investment Bank (as herein after defined), any equity security (other than Series A, Series B, Series C, Series D or Series E Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A, Series B, Series C, Series D or Series E Preferred Stock, including, without limitation, with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation, without first offering such security to Morgan Stanley; provided that, as clarification, the foregoing shall not apply to the issuance of any equity securities to an Investment Bank in its role as an underwriter in a public offering or similar transaction by the Company of such equity securities. An “Investment Bank” shall include any investment banking firm with gross revenues or total assets equal to at least 70% of the gross revenues or total assets, as the case may be, of Morgan Stanley & Co. Incorporated for and as of the end of the last fiscal quarter for which it published financial statements. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor and each of its Affiliated Funds in accordance with the following provisions:

  (a)      The Company shall deliver a notice (the “RFO Notice”) to the Major Investors and their Affiliated Funds stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Shares, and (iv) in the event that the Company is proposing to offer such Shares to an Investment Bank, the identity of such Investment Bank.

  (b)      Within 15 days after delivery of the RFO Notice, the Major Investor and its Affiliated Funds may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor or such Affiliated Fund, as applicable, bears to the sum of (A) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) and (B) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board of Directors. Such purchase shall

15

be completed at the same closing as that of any third party purchasers or at an additional closing. The Company shall promptly, in writing, inform each Major Investor and each of its Affiliated Funds that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s or its Affiliated Fund’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors and their Affiliated Funds were entitled to subscribe but which were not subscribed for by the Major Investors and their Affiliated Funds that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

  (c)      The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors and their Affiliated Funds in accordance herewith.

  (d)      The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with stock dividends, stock splits or similar transactions; (ii) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors of the Company, directly or pursuant to a stock option plan, restricted stock purchase plans or other stock plan approved by the Board of Directors; (iii) the issuance of securities to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, each if approved by the Board of Directors; (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement, including without limitation, warrants, notes or options; (v) the issuance of securities in connection with bona fide acquisition, merger or similar transaction, the terms of which are approved by the Board of Directors; (vi) the issuance or sale of the Series E Preferred Stock or the Common Stock issuable upon conversion of the Series A, Series B, Series C, Series D or Series E Preferred Stock; (vii) the issuance of Common Stock in a Qualified IPO; (viii) the issuance of securities to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are unanimously approved by the Board of Directors; (ix) the issuance of securities with the affirmative vote of at least a majority of the then outstanding shares of Series A, Series B, Series C, Series D and

16

Series E Preferred Stock, voting together as a class on an as-converted to Common Stock basis; or (x) that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing stockholder of the Company. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor or its Affiliated Funds and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor or its Affiliated Fund is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4      Travel Expenses. The Company shall reimburse each non-employee member of the Board of Directors for all reasonable out-of-pocket expenses for attending meetings of such of Board of Directors (or committees thereof) or stockholders of the Company. Such reimbursement shall be paid within thirty (30) days of submission of written request for reimbursement providing reasonable detail as to the expenses for which reimbursement is sought.

2.5      Reserved.

2.6      D&O Insurance. The Company shall maintain directors’ & officers’ insurance, effective as of the date of this Agreement, with a minimum coverage amount of $1,000,000 and other principal terms reasonably acceptable to the Board of Directors (including the Investor Directors). Unless otherwise determined by the Board of Directors (including the Investor Directors), the Company shall increase the coverage of such insurance immediately prior to a Qualified IPO to at least $10,000,000.

2.7      Lock-Up Agreement. The Company shall cause (i) all entities and individuals that become stockholders of the Company after the date hereof, (ii) all employees, executives, consultants, advisors and other service providers to the Company who receive stock options of the Company, and (iii) all persons and entities who receive warrants or other rights to receive the Company’s capital stock, to be bound by market stand-off restrictions substantially similar to the lock-up agreement contained in Section 1.14 above.

2.8      Board Approval Rights. The Company shall not, without the approval of the Board of Directors (including the approval of a majority of the Investor Directors):

  (a)      increase or decrease the number of shares authorized for issuance under any stock option or stock purchase plan of the Company;

  (b)      sell, enter into an exclusive license or otherwise agree to sell or exclusively license any material assets of the Company outside of the ordinary course of business of the Company, which may include any material intellectual property rights of the Company; or

  (c)      effect any material change in the Company’s business.

17

2.9      Equal Treatment. To the extent there are Investor Directors on the Company’s Board of Directors, such Investor Directors shall be entitled to no less favorable treatment than any other Board member with respect to all matters, including, without limitation, expense reimbursement, stock options or grants (except as granted solely to outside Board members or in connection with employment or bona fide consulting services), benefits, and access to Company information and management.

2.10    Termination of Covenants.

  (a)      The covenants set forth in Sections 2.1 through Section 2.9 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

  (b)      The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.10(a) above.

2.11    Stock Options and Restricted Stock. Except as otherwise approved by the Company’s Board of Directors (including the approval of the Investor Directors), all stock options granted and restricted stock issued by the Company after the Initial Closing (as defined in the Purchase Agreement) to its employees, directors, and consultants shall be:

  (a)      (i) providing for vesting of such shares or options or rights over no less than forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of issuance or grant, as the case may be, at which time no more than 12/48ths of the shares or options or rights shall be vested and after which time no more than 1/48th of the shares shall vest monthly thereafter; (ii) providing for the repurchase by the Company or its assignee of unvested shares at cost in the event the holder’s employment with or service to the Company terminates, with or without cause; and (iii) providing for a right of first refusal in favor of the Company or its assignee with respect to both vested and unvested shares.

  (b)      as to restricted shares, repurchasable by the Company (or its permitted assigns) upon termination (with or without cause) of the employment, directorship, or consulting relationship, at the original cost thereof to the extent such shares are unvested.

3.      Miscellaneous.

3.1      Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a Liquidation Transaction pursuant to the Restated Certificate.

18

3.2      Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3      Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4      Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, further, however, that no amendment or waiver of this Agreement shall materially and adversely affect the rights of an Investor under this Agreement in a manner that by its terms affirmatively and selectively discriminates against such Investor as compared to any adverse effect such amendment or waiver would have on other Investors who hold shares of the same single series, or who, like such Investor, hold more than one series, of Preferred Stock without such Investor’s written consent; provided, further, however, that (i) the addition of new parties to this Agreement or the proportionate adjustment in rights that would result from adding new parties, or increasing the number or type of securities which existing parties may hold and which are subject to this Agreement (including in connection with the addition of new seats to the board of directors) shall not be deemed to be an amendment or waiver which affirmatively and selectively discriminates against such Investor, and (ii) in determining whether an amendment and waiver so discriminates, only an Investor’s interest as a party to this Agreement shall be considered, and any other relationship(s) the Investor may have with the Company or the other Investors shall not be considered and no characteristic of the Investor other than its rights under this Agreement shall be considered; provided, further, however, that if such amendment or waiver shall materially and adversely affect the rights of the holders of the Series D Preferred Stock as a series in a manner that by its terms affirmatively and selectively discriminates against the holders of the Series D Preferred Stock as compared to any adverse effect such amendment or waiver would have on the rights of the holders of Series A, Series B, Series C or Series E Preferred Stock, such amendment will require the approval of the holders of at least a majority of the Series D Preferred Stock; and provided, further, however, that if such amendment or waiver shall materially and adversely affect the rights of the holders of the Series E Preferred Stock as a series in a manner that by its terms affirmatively and selectively discriminates against the holders of the Series E Preferred Stock as compared to any adverse effect such amendment or waiver would have on the rights of the holders of Series A, Series B, Series C or Series D Preferred Stock, such amendment will require the approval of the holders of at least a majority of the Series E Preferred Stock. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series

19

E Preferred Stock as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5      Amendment of Prior Rights Agreement. Effective and contingent upon execution of this Agreement by the Company and upon the closing of the transactions contemplated by the Purchase Agreement, the Holders of a majority in interest of the Registrable Securities (as defined in the Prior Agreement), including any successors-in-interest, hereby amend and restate the Prior Agreement in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Common Holders and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein.

3.6      Waiver of Right of First Offer. The holders of Registrable Securities, as that term is defined in the Prior Agreement, on behalf of themselves and all holders of Registrable Securities pursuant to Section 3.4 of the Prior Agreement, hereby waive the Right of First Offer set forth in Section 2.3 of the Prior Agreement and any notice requirements related thereto with respect to the issuance of the Series E Preferred Stock of the Company.

3.7      Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient (i) upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon customary confirmation of transmission), so long as duplicate notification is sent via postal mail, as certified or registered mail, with postage prepaid, or sent by email (upon customary confirmation of transmission), so long as duplicate notification is sent via postal mail, as certified or registered mail, with postage prepaid, or (ii) 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, facsimile number or email address as set forth on Exhibit A hereto or as subsequently modified by written notice.

3.8      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9      Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provisions or rule that would cause the application of the laws of any jurisdiction other than California.

3.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20

3.11    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.12    Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.13    Dispute Resolution. Any dispute arising out of or in connection with this Agreement or the other Transaction Agreements (as defined in the Purchase Agreement) shall be resolved solely and exclusively by confidential binding arbitration with the San Francisco branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

[Signature Pages Follow]

21

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

BRIGHTSOURCE ENERGY, INC.

By:	/s/ John Woolard
John Woolard
President and Chief Executive Officer

Address:	1999 Harrison Street
Suite 2150
Oakland, CA 94612
United States of America

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:
VantagePoint CleanTech Partners II, L.P.
By:	VantagePoint CleanTech Associates II, L.P.
By:	VantagePoint CleanTech II Management, Ltd.
Its General Partner

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Chief Executive Officer

VPVP CleanTech Holdings 2006, L.L.C.

By:	VantagePoint Venture Partners 2006 (Q), L.P.,
Its Sole Member

By:	VantagePoint Venture Associates 2006, L.L.C.,
Its Managing Member

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

VantagePoint CleanTech Partners, L.P.

By:	VantagePoint CleanTech Associates, L.L.C.,
Its General Partner

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

VPVP CleanTech Holdings 2004, L.L.C.

By:	Series VPVP IV(Q)
By:	Series VPVP IV
By:	VantagePoint Venture Associates IV, L.L.C.,
Series Manager

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

VantagePoint Venture Partners IV (Q), L.P.
VantagePoint Venture Partners IV, L.P.
VantagePoint Venture Partners IV Principals Fund, L.P.

By:	VantagePoint Venture Associates IV, L.L.C., Its General Partner

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

VantagePoint Venture Partners 2006 (Q), L.P.

By:	VantagePoint Venture Associates 2006, L.L.C.,
Its General Partner

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MORGAN STANLEY BRIGHTSOURCE, LLC

By:	/s/ Jorge Iragorri

Name:	Jorge Iragorri

Title:	Executive Director

Address:	Morgan Stanley Global Capital Markets
1585 Broadway, Floor 04
New York, NY 10036

Telephone:
Fax:

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ALSTOM POWER INC.

By:	/s/ Timothy F. Curran
(Signature)

Name:	Timothy F. Curran

Title:	President

Address:	200 Great Pond Drive
Windsor, Connecticut 06095
United States of America
Attention: President

Fax:	1.860.285.3900

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DRAPER FISHER JURVETSON GROWTH FUND 2006, L.P.

By:	Draper Fisher Jurvetson Growth Fund 2006 Partners, L.P.
Its:	General Partner
By:	DFJ Growth Fund 2006, Ltd.
Its:	General Partner

By:	/s/ Mark W. Bailey

Name:	Mark W. Bailey

Title:	Director

DRAPER FISHER JURVETSON PARTNERS GROWTH FUND 2006, LLC

By:	/s/ Mark W. Bailey

Name:	Mark W. Bailey

Title:	Authorized Member

DRAPER FISHER JURVETSON FUND VIII, L.P.

By:	/s/ John Fisher

Name:	John Fisher

Title:	Managing Director

DRAPER FISHER JURVETSON FUND VIII, LLC

By:	/s/ John Fisher

Name:	John Fisher

Title:	Managing Director

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper

Name:	Timothy C. Draper

Title:	General Partner

Address:	2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone: (650) 233-9000
Fax: (650) 233-9233

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BP TECHNOLOGY VENTURES INC.

By:	/s/ Terry Wood

Name:	Terry Wood

Title:	Vice President

Address:	501 Westlake Park Boulevard
Houston, TX 77079

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

California State Teachers’ Retirement System

By:	/s/ Christopher J. Allman

Name:	Christopher J. Allman

Title:	Chief Investment Officer

Address:	100 Waterfront Place West Sacramento, CA 95605-2807 Attn: Mr. Mahboob Hossain, Alternative Investments

Telephone: (916) 414-7593
Fax: (916) 414-7580
E-mail: mhossain@calSTRS.com

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DBL EQUITY FUND – BAEF II, L.P. Managed By DBL Investors, L.L.C.

By:	/s/ Seth J. Miller

Name:	Seth J. Miller

Title:	Partner

Address:	DBL Investors
One Bush Street
12th Floor
San Francisco, CA 94104

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Nexus Investments Ltd

By:	/s/ Jennifer M. Kelly

Name:	Jennifer M. Kelly

Title:	Director

Address:	c/o Jebsen Asset Manager
Stortingsgaten 20
P.O. Box 1412 Vika
N-0115 Oslo

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Patrick C. Eilers Revocable Trust

By:	/s/ Patrick C. Eilers

Name:	Patrick C. Eilers

Title:	Managing Director

Address:	177 De Windt Road Winnetka, IL 60093
Fax: (312) 895-1206

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Macquarie PRISM Pty Ltd

By:	Illegible

Name:	Illegible

Title:	Illegible

Address:	Level 15, 1 Martin Place Sydney NSW 2000 Australia Attn: Sherly Wijaya, with a copy to: Guy Hedley

Fax: +612 8232 4488

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Maria Fiala
Maria Fiala

Address:	86 El Camino Real Berkeley, CA 94705

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Michael R. Faber
Michael R. Faber

Address:	32 Williams Drive Moraga, CA 94556

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Orrick Investments 2010 LLC

By:	/s/ Alan Talkington

Name:	Alan Talkington

Title:	Partner

Address:	c/o Orrick, Herrington & Sutcliffe LLP Attn: Alan Talkington 405 Howard Street San Francisco, CA 94105

Fax: 415-773-5759

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Orrick Investments 2011 LLC

By:	/s/ Alan Talkington

Name:	Alan Talkington

Title:	Partner

Address:	c/o Orrick, Herrington & Sutcliffe LLP Attn: Alan Talkington 405 Howard Street San Francisco, CA 94105

Fax: 415-773-5759

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Alan Talkington
Alan Talkington

Address:	c/o Orrick, Herrington & Sutcliffe LLP Attn: Alan Talkington 405 Howard Street San Francisco, CA 94105

Fax: 415-773-5759

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:
AEI BrightSource Investments I, LLC

By:	/s/ Keith Daubenspeck

Name:	Keith Daubenspeck

Title:	Authorized Signatory

Address:

Telephone:
Fax:

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:
AEI BrightSource Investments II, LLC

By:	/s/ Keith Daubenspeck

Name:	Keith Daubenspeck

Title:	Authorized Signatory

Address:

Telephone:
Fax:

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:
ASC BrightSource LLC

By:	/s/ David G. Pendell

Name:	David G. Pendell

Title:	Manager

Address:

Telephone:
Fax:

SIGNATURE PAGE TO BRIGHT SOURCE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

Name/Contact Information

VantagePoint CleanTech Partners II, L.P.

VPVP CleanTech Holdings 2006, L.L.C.

VantagePoint CleanTech Partners, L.P.

VPVP CleanTech Holdings 2004, L.L.C.

VantagePoint Venture Partners IV Principals Fund, L.P.

c/o VantagePoint Venture Partners

1001 Bayhill Drive, Suite 300

San Bruno, CA 94066

Attention: Stephan Dolezalek

Phone: (650) 866-3100

Fax:     (650) 866-3544

Morgan Stanley BrightSource LLC

1585 Broadway, Floor 04

New York, NY 10036

Attn: Edward Levin

ALSTOM Power Inc.

200 Great Pond Drive

Windsor, Connecticut 06095

United States of America

Attention: President

Fax: +1.860.285.3900

Draper Fisher Jurvetson Fund VIII, L.P.

Draper Fisher Jurvetson Partners VIII, LLC

Draper Associates, L.P.

Draper Fisher Jurvetson Growth Fund 2006, L.P.

Draper Fisher Jurvetson Partners Growth Fund 2006, LLC

2882 Sand Hill Road

Menlo Park, CA 94025

Attention: Raj Atluru

California State Teachers’ Retirement System

100 Waterfront Place

West Sacramento, CA 95605-2807

Attn: Mr. Mahboob Hossain, Alternative Investments

Phone: (916) 414-7593

Fax: (916) 414-7580

E-mail: mhossain@calSTRS.com

RUSSIAN VENTURE CAPITAL I LP

3rd Floor 14

Hanover Street

London, United Kingdom

W1S 1YH

Attn:
Fax:

DBL EQUITY FUND – BAEF II, L.P.

c/o JP Morgan Chase

560 Mission Street

San Francisco, CA 94105

Attention: Seth J. Miller

Phone: (415) 315-8795

Fax: (619) 645-3478

seth.j.miller@jpmorgan.com

Bay Area Equity Fund I, L.P.

c/o JP Morgan Chase

560 Mission Street

San Francisco, CA 94105

Attention: Seth J. Miller

Phone: (415) 315-8795

Fax: (619) 645-3478

seth.j.miller@jpmorgan.com

Google Inc.

1600 Amphitheathre Parkway

Mountain View, CA 94043

Phone: (650)253-7747

StatoilHydro Venture AS

Drammensveien 264

Vaekerø, Norway

Phone: +47 95179140

CTTV Investments LLC

6121 Bollinger Canyon Rd

San Ramon, CA 94583

Attention: Trond Unneland

Black River Commodity Clean Energy Investment

Fund LLC

c/o Black River Asset Management

12700 Whitewater Drive

Minnetonka, MN 55343

Phone: (952)984-3557

Fax: (952)249-4265

Nexus Investments Ltd

c/o Jebsen Asset Manager

Stortingsgaten 20

P.O.Box 1412 Vika

N-0115 Oslo

Mobile: +47 95179140

Fax: +47 22005921

E-mail: halvor.breivik@jebsenassets.no

BP Technology Ventures Inc.

501 Westlake Park Boulevard

Houston, TX 77079

SunPower Corporation

3939 N. 1st Street

San Jose, CA 95134 USA

Phone: (408) 240-5574

Fax: (408) 240-5400

Babcock & Brown Investment

Holdings Pty Ltd., an Australian company

2 Harrison St., 6th Fl.

San Francisco, CA 94105

Macquarie PRISM Pty Ltd

Level 15, 1 Martin Place

Sydney NSW 2000

Australia

Attn: Sherly Wijaya, with a copy to: Guy Hedley

Fax: +612 8232 4488

Neo International Investment Limited

Palm Grove House

P.O. Box 438

Road Town, Tortole

British Virgin Islands Attn: Andrew Benedek, Director

Fax: 1-345-949-5777

For notices:

Andrew Benedek

P.O. Box 688

6565 Calle Reina

Rancho Santa Fe, CA 93067

Fax: 1-858-759-9170

UCC-Luz Solar II, LLC

c/o UCC Vineyards Group

885 Bordeaux Way #100

Napa, CA 94558

Attention: David I. Freed, President

Phone: (707) 261-8711

dfreed@swgnapa.com

Hazel Capital Cleantech Opps Fund I LP

Carinthia House

9-12 The Grange

St Peter Port

Guernsey, GYI 4BF

United Kingdom

Santa Ana Master Fund Limited

16 Old Queen Street

London SW1H9HP

United Kingdom

Phone: +44 (203)159-4393

Patrick C. Eilers Revocable Trust

177 De Windt Road

Winnetka, IL 60093

Fax: (312) 895-1206

The Gaylord Family Trust UTD 12/30/93

2820 Ocean Front

Del Mar, CA 92014

Phone: (858) 481-3383

cgaylord@gaylordventures.com

John Jay Moores and Rebecca Ann Moores Family

Trust, dated May 22, 2003

12265 El Camino Real, No. 300

San Diego, CA 92130

Phone: (858) 259-2500

jmoores@padres.com

The Jenkins-Stark Family Trust,

dated June 15, 1995

613 Murray Lane

Lafayette, CA 94549

Phone: (925) 284-4469

jstark@svb.com

Amy K. Mezey and Philip C. Mezey,

TTEES of the Amy and Philip Mezey Living Trust, UTD 12/24/07

2931 Piedmont Avenue

Berkeley, CA 94705

Phone: (510) 548-1218

Phillip.mezey@itron.com

Charles Noell

12265 El Camino Real, No. 300

San Diego, CA 92130

Phone: (858) 259-2500

cnoell@jmi-inc.com

The Arrowsmith Family Trust

7404 Eads Avenue

La Jolla, CA 92037

Phone: (858) 459-4604

parrowsmith@jmiequity.com

Blawie-Stoner Family Trust UDT dated July 7, 1992,

Elias J. Blawie and Pamela A. Stoner, Trustees

665 San Mateo Drive

Menlo Park, CA 94025

Elias J. Blawie

Wedbush Morgan Sec CTDN

IRA Roll 03/27/2006

c/o Wedbush Morgan Securities

Attn: Retirement Plans

1000 Wilshire Blvd.,

Los Angeles, CA 90017

Marie Fiala

86 El Camino Real

Berkeley, CA 94705

Moishe and Esther Mishkowitz

1143 Sage Street

Far Rockaway, NY 11691

Phone: (718) 471-3608

stevens@fairmontins.com

Michael R. Faber

32 Williams Drive

Moraga, CA 94556

Dana DuFrane and Steven Selna

1175 Clarendon Crescent

Oakland, CA 94610

Phone: (510) 835-7980

ddufrane@luz2.com

Holbrook Family Trust Dated 9/23/04

c/o BrightSource Energy, Inc.

Attention: Peter Holbrook

1999 Harrison Street

Suite 500

Oakland, CA 94612

Todd G. Glass

6010 78th Avenue SE

Mercer Island, WA 98040

Orrick Investments 2010 LLC

Orrick Investments 2011 LLC

c/o Orrick, Herrington & Sutcliffe LLP

Attn: Alan Talkington

405 Howard Street

San Francisco, CA 94105

Fax: 415-773-5759

Alan Talkington

c/o Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, CA 94105

Fax: 415-773-5759

AEI BrightSource Investments I, LLC

311 S. Wacker Drive, Suite 1650

Chicago, IL

Telephone: (312) 377-5273

Facsimile: (312) 377-5315

AEI BrightSource Investments II, LLC

311 S. Wacker Drive, Suite 1650

Chicago, IL

Telephone: (312) 377-5273

Facsimile: (312) 377-5315

ASC BrightSource LLC

5500 Lake Grove Trail

Petoskey, MI 49770

Telephone: (231) 348-0000

Facsimile: (239) 403-8810

Northport Investments I LLC

One Northfield Plaza, Suite 300

Northfield, IL 60093

Telephone: (847) 784-1815

Facsimile: (847) 637-2062

Robert J. DeSantis

600 Travis Street, Suite 7450

Houston, TX 77002

Telephone: (408) 348-1202

Facsimile: (408) 317-1782

AEI 2011 Ventures I, LLC

311 S. Wacker Drive, Suite 1650

Chicago, IL

Telephone: (312) 377-5273

Facsimile: (312) 377-5315

AEI 2011 Ventures II, LLC

311 S. Wacker Drive, Suite 1650

Chicago, IL

Telephone: (312) 377-5273

Facsimile: (312) 377-5315

Great Lakes BrightSource, LLC

Attn: Bruce D. White, Manager

1901 Butterfield Road, Suite 260

Downers Grove, IL 60515

Telephone: (630) 663-0999

Facsimile: (630) 663-9990

Keating Capital, Inc.

Attn: Frederic M. Schweiger

5251 DTC Parkway, Suite 1000

Greenwood Village, CO 80111

Telephone: (630) 692-0640

Facsimile: (630) 692-0647

Conor Kehoe

c/o McKinsey & Company

1 Jermyn Street

London SWIY 4UH

United Kingdom

Telephone: +44-207-961-5558

Facsimile: +44-207-339-5558

GS DIRECT, L.L.C.

200 West Street

New York, NY 10282

Attn: Geoffrey Richardson & Mark Lucas

Telephone: 212.357.0412

Facsimile: 212.493.9078

Riverwood Capital Partners L.P.

Riverwood Capital Partners (Parallel - A) L.P.

c/o Riverwood Capital Management

70 Willow Road, Suite 100

Menlo Park, CA 94025

Attention: Michael Marks

Phone: (650) 618-7399

E-Mail: marks@rwcm.com

Alpha Venture Capital Partners LP

P.O. Box 2477

Lakeland, FL 33806-2477

Telephone: (863) 665-8888

Facsimile: (863) 665-7905

The Board of Trustees of the Leland Stanford Junior University (LSVF)

c/o Stanford Management Company

635 Knight Way

Stanford, CA 94305-7297

Attn: Direct Investments

Email: direct@smc.stanford.edu